EXHIBIT 99.01

OPENWAVE NAMES BRUCE COLEMAN AS INTERIM CEO

Provides Preliminary Q3 FY08 Results; Announces Third Quarter Fiscal 2008 Conference Call

REDWOOD CITY, Calif. – April 21, 2008 – Openwave Systems Inc. (Nasdaq: OPWV), one of the world's leading software innovators enabling revenue-generating personalized services which converge the mobile and broadband experience, today announced that it has named Bruce Coleman as interim chief executive officer effective today, succeeding Robert Vrij, who resigned from the position of president and chief executive officer effective April 16, 2008.  The Company also engaged the services of Spencer Stuart, a top executive search firm, to assist the Board in the process to identify a permanent CEO.

The Company also announced preliminary results for its third quarter ended March 31, 2008.  Revenue is expected to be approximately $58 million. The shortfall in revenue versus prior quarter was due to a reduction in maintenance and support and services revenue. The company expects gross margin on a GAAP basis to be approximately 57% and approximately 61% on a non-GAAP basis. GAAP operating expenses are expected to be approximately $46 million and approximately $39 million on a non-GAAP basis.  The company expects net loss on a GAAP basis to be approximately ($0.18) per share, and approximately ($0.04) per share on a non-GAAP basis. Bookings are expected to be approximately $57 million for the quarter. The results announced today are preliminary and subject to final review of the financials statements.

“Bruce Coleman has a proven record at successfully leading companies and putting them on the right path toward growth and profitability. Working with Bruce, the Board and management team will continue to execute Openwave’s fundamental corporate strategy, including the Board approved Phase 2 strategy announced

March 31, 2008, which included further restructuring the business to bring greater focus to our product lines and broaden our sales reach,” said Charles Levine, Openwave chairman of the board.  “The Board is confident in the entire executive management team’s ability to deliver world class support to Openwave’s global customer base and continue to capitalize on the market opportunity that exists for its newly focused product portfolio.”

“My immediate goal is to help execute Openwave’s Phase 2 strategy to bring greater focus to its product lines, expand its customer base and drive innovation, which will help drive value to shareholders,” said Coleman. “Openwave has enormous strengths and market leadership in its Gateway and Messaging lines of business.  I look forward to working with the Openwave management team in leveraging the company’s significant assets in the marketplace and on executing Phase 2, which is pivotal in positioning Openwave for long-term growth and profitability.”

Coleman has extensive experience running both publicly and privately held companies. He was CEO of Boole & Babbage, Inc., Information Sciences, Inc. and Walker Interactive Products and served as COO of Informatics General.  He has also taken on a number of interim CEO assignments, including Computer Network Technologies, Percipient, Vernier Networks, WatchGuard, Inc., Websense and WebTrends.  He received his MBA from Harvard University and his bachelor’s degree in economics from Trinity College.

A conference call with Charles Levine, Bruce Coleman and Anne Brennan, interim CFO will be held on Wednesday, April 23 at 2:00 p.m. PDT, 5:00 p.m. EDT to discuss Openwave’s third quarter fiscal 2008 results.

Interested parties may access the conference call over the Internet through the Company’s website at www.openwave.com or by telephone at (800) 475-6890 or (913) 312-6696 (international).  A replay of the conference call will be available for one week (until May 1), beginning at 5:30 p.m. PDT on April 23, by calling (888) 203-

1112.  The replay can be accessed internationally by calling (719) 457-0820, access code: 6884829.

A live webcast of the call, together with supplemental financial information, will also be available on the Quarterly Earnings section of Openwave’s website at http://investor.openwave.com for at least 12 months.

Non-GAAP Measure

The Company's stated preliminary results include several non-GAAP measures, preliminary non-GAAP gross margin, preliminary non-GAAP operating expenses, and preliminary non-GAAP net loss per share.  The difference of 4% between GAAP and non-GAAP gross margin relates to amortization of intangibles (3% impact) and stock-based compensation (1% impact).  The difference of approximately $7 million between GAAP and non-GAAP operating expense relates to restructuring expense of approximately $5.8 million, acquisition-related costs and amortization of approximately $0.8 million, professional fees, net of insurance reimbursements,  associated with unusual events of $(0.7) million, and stock-based compensation of approximately $1.5 million.  The difference of $.14 between GAAP and non-GAAP  net loss per share relates to the above mentioned items as well as an impairment on auction rate securities (positive $.03 impact) and the tax impact of the reconciling items (negative $.01 impact).  Management believes this non-GAAP information may be useful to investors because the Company has historically provided this or similar information and understands that some investors find it helpful in analyzing the Company's expenses and comparing them to the expenses of the Company's competitors or others. Management uses this non-GAAP information, along with GAAP information, in evaluating the Company's historical and projected operating results, primarily with a view to assessing ongoing expenses exclusive of specific, non-recurring transactions, as may be the case with our restructuring, professional fees associated with unusual events, impairments, and acquisition-related costs. Management uses the operating results exclusive of our equity-based compensation expense to compare our performance with others.

This non-GAAP information is not prepared in accordance with generally accepted accounting principles and may differ from the non-GAAP information used by other companies. Non-GAAP information should not be considered in isolation from, or as a substitute for, information prepared in accordance with GAAP. Moreover, there are material limitations associated with the use of non-GAAP information. In this regard, while some transactions causing the non-GAAP expenses are non-recurring, the Company in the future may effect new transactions, such as acquisitions or restructurings that will trigger similar expenses. For these reasons, our non-GAAP information may not be as useful to investors as the GAAP information also provided.

About Openwave
Openwave Systems Inc. (Nasdaq: OPWV) is one of the world's leading innovators of software applications and infrastructure designed to enable revenue-generating, personalized services, including merchandising and advertising, which converge the mobile and broadband experience across all of a user's devices.

As the communications industry intersects with the Internet, Openwave software enables service providers to converge services, increasing the value of their networks by accelerating time to market and reducing the cost and complexity associated with new service deployment. Openwave's unique product portfolio provides a complete range of service management, messaging, location and client technologies. Openwave is a global company headquartered in Redwood City, California. For more information please visit www.openwave.com.

Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1943 and Section 27A of the Securities Act of 1933, including, but not limited to, material contained in quotations, increased demand for some of the Company's products and expectations, plans or prospects for Openwave Systems Inc. that are based upon the current expectations and beliefs of Openwave's management. These forward-looking statements are subject to many risks and uncertainties that could cause actual results to differ materially from those projected. Notwithstanding changes that may occur with respect to matters relating to any forward looking statements, Openwave assumes no obligation to update the forward-looking statements included in this press release.

In particular, the following factors, among others, could cause actual results to differ materially from those projected: (a) the ability to make changes in business strategy, development plans and product offerings to respond to the needs of our current, new and potential customers, suppliers and strategic partners; (b) the ability to improve sales productivity; (c) the ability to continue to sell our existing products and enhancements; (d) the ability to develop and commercialize new products; (e) risks associated with the development and licensing of software generally, including potential delays in software development and technical difficulties that may be encountered in the development or use of our software; (f) increased global competition and pricing pressure on our products; (g) the unknown effects of management changes; and (h) the loss of key personnel.

For a detailed discussion of these and other cautionary statements, please refer to the risk factors discussed in the Company's filings with the U.S. Securities and Exchange Commission ("SEC"), including, but not limited to, the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2007, its Quarterly Reports on Form 10-Q for the periods ended September 30, 2007, December 31, 2007, and any subsequently filed reports. All documents also are available through the SEC's Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov or from Openwave's website at www.openwave.com.

# # #

Openwave and the Openwave logo are trademarks of Openwave Systems Inc.  All other trademarks are the properties of their respective owners.

For more information please contact:

Investor Relations
Mike Bishop
The Blueshirt Group
mike@blueshirtgroup.com
Tel: 415-217-4968

Openwave Systems Inc.
Vikki Herrera
Public Relations
Vikki.Herrera@openwave.com
Tel: 650-480-6753